As filed with the Securities and Exchange Commission on December 31, 2008                 Registration No. 333-_____

                    SECURITIES AND EXCHANGE COMMISSION

                                                                                     Washington, D.C. 20549

                                                                                                  FORM S-1

                                                                               REGISTRATION STATEMENT

                                                                           Under

                                                           The Securities Act of 1933

                            COZUMEL CORPORATION

                                                                   (Name of registrant as specified in its charter)

                              Delaware                                                        3730                                                  33-0619262

                 (State or Jurisdiction of                               Primary SIC Code                                    (IRS Employer

           incorporation or organization)                                                                                           Identification No.)

                    24351 Pasto Road #B                                                                                                Jehu. Hand, President

           Dana Point, California  92629                                                                                             24351 Pasto Road #B

                    (949) 489-2400                                                                                                       Dana Point, California 92629

                                                                                                                                                                (949)  489-2400

(Address, including zip code, and telephone number, including area code

      of Registrant's principal executive offices)                                                                (Name, address, including zip code, and telephone

                                                                                                                                        number, including area code, of agent for service

                                                                                                    copy to:

                                                                                             Jehu Hand, Esq.

                                                                       Hand & Hand, a professional corporation

                                                                                     24351 Pasto Road Suite B

                                                                                   Dana Point, California 92629

                                                                                               (949) 489-2400

                                                                                       facsimile (949) 489 0034

               Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

               If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                                                                 CALCULATION OF REGISTRATION FEE

                                                                                                            Proposed Maximum      Proposed Maximum

            Title of Each Class of                                   Amount to               Offering Price                  Aggregate                  Amount of

         Securities to be Registered                              Be Registered                Per Share(1)                 Offering Price          Registration Fee

Common Stock offered by

  Selling Shareholders.....................................           100,000                         $    ..20                  $             20,000          $           .79

Total.............................................................           100,000                                                      $             20,000          $           ..79   (2)

            (1)    Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a).  The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

            (2)    Filing fee of $.79 paid with initial filing.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                    COZUMEL CORPORATION

                                   100,000 Shares of Common Stock

          The 100,000 shares of common stock of Cozumel Corporation, a Delaware corporation  ("Cozumel Corporation") are offered by the selling stockholders.  The expenses of the offering, estimated at $2,000, will be paid by Cozumel Corporation.  Cozumel Corporation will not receive any proceeds from the sale of shares by the selling stockholders.  There is currently no trading market for the common stock.  Certain of the selling stockholders which were promoters or affiliates of Cozumel Corporation may be deemed to be underwriters.

                The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

Initial Offering Price(1)                                                Sales Commissions                                    Total to Selling Stockholders

Per share                $.20                                                               (2)                                                      $.20

Total                       $20,000                                                         (2)                                                      $20,000

              (1)            The shares will be offered at the Initial Offering Price until such time, if any, that the common stock is trading or listed on a public market, at which time the common stock will be offered at market prices.  The Initial Offering Price of $.20 was determined by negotiations between Cozumel Corporation and the selling stockholders.

              (2)            Cozumel Corporation will not receive any proceeds from this offering.  No person has agreed to underwrite or take down any of the securities.  For sales on any trading market, sales commissions will be limited to those paid in similar market transactions.  For private sale transactions, no sales commission can be paid.  There is no minimum amount of securities which may be sold.

              Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                          The date of this prospectus is December ____, 2008.

                                                      PROSPECTUS SUMMARY

          The following is intended to be a summary of the most important aspects of our business.

Cozumel Corporation

          We are engaged  in purchasing, refitting and reselling premium quality yachts in the lower to mid sized market. We have inventory of four yachts, and have completed refit on three of them. The fourth yacht, a 74’ Burger motoryacht, requires about $400,000 for completion. Currently Cozumel  lacks cash to finish this refit, and the current economic climate is not favorable for us to resell our inventory and realize significant gain. We therefore are holding our inventory for sale but do not expect to all or a significant part of this inventory in the next 12 months. \

          Cozumel Corporation does not intend to acquire any other business or enter into any other business combination.

          Our address is 24351 Pasto Road #B,   Dana Point, California 92629 and our telephone number is (949) 489-2400.

The Offering

          The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

                Securities Offered:................................................... 100,000 shares of common stock.

                Initial Offering Price................................................ $.20 per share.

                Offering Period:........................................................ Until [12 months from effective date]

  Risk Factors                                                              The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding(1) Before Offering:................. 1,100,000(1) shares

Common Stock Outstanding After Offering:...................... 1,100,000(1) shares

(1)           Based on shares outstanding as of December 31, 2008.

RISK FACTORS

                Investors should review the following risk factors which apply specifically to the Company.

We have no cash to complete our projects

                    We lack approximately $400,000 cash in order to finish the refit of the Burger yacht. We have no plans or sources of capital to fund this refit. All cash to date for our projects has been provided by a related party. Until such time as we obtain more cash, we will not be able to finish this project and sell it. Nor will we be able to acquire more projects and refurbish them.

The current economy and fuel prices have caused a down market in the yacht industry, so we are currently  unable to sell our inventory.

                    For the past two years, the market for new and used yachts has declined due to the increase in fuel prices and  worsening economic conditions in the USA. The lower and mid markets (combined, less than $10 million sale price) have been adversely effected by the increases in fuel prices.  In the yacht brokerage industry, inventory levels are high. Until such time as an economic turnaround occurs and fuel prices moderate, we will likely be unable to realize any sale of our inventory or will be forced to sell at significant losses. Based on the history of previous economic cycles, this will likely be a matter of years and not months.

Lack of full time personnel and lack of funds means Company is at a standstill.

                    Our management devotes only part time (10 hours per week) to the business of the Company. We have no full time employees.
Until we have found personnel and have funds to recommence our refit project, the Company is unable to further its business plan.  We also lack funds to purchase other refit projects at this time.

We operate in a hurricane zone and do not insure our inventory.

                    All our inventory is located in a hurricane zone. Insurance rates for vessels maintained in south Florida and the Caribbean are very expensive. We lack funds to insure our inventory. The hurricane season is June to October inclusive. We have endured three hurricane seasons with no significant damage, because we take great care to move inventory to sheltered locations. Our inventory is located in a sheltered harbor in one case, and on the Miami River for the remainder of our inventory. However, if a direct hit occurs from a hurricane, we still may have damage. Because the damage is not insured, a hurricane or other casualty loss would severely affect us.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  Currently, we believe these two requirements will apply to our annual reports for fiscal 2009 and 2010, respectively.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance during fiscal 2008 and on an ongoing basis.  It is difficult for us to predict how long it will take to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

Continued failure to maintain effective disclosure controls and internal controls over financial reporting may adversely affect the price of our common stock.

Based on an evaluation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) and our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934, as amended) required by paragraph (b) and (d) of Rule 13a-15 or Rule 15d-15, as of June 30, 2008, our Chief Executive Officer, who is also our Chief Financial Officer has concluded that as of June 30, 2008, we did not have effective (i) disclosure controls and procedures, or (ii) internal control over financial reporting. The continuing failure on our part to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of

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operations.  In addition, management's assessment of disclosure controls and procedures and internal controls over financial reporting may continue to identify weaknesses and conditions that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock. See “Plan of Operations.”

Our auditors have rendered a going concern emphasis opinion on our financial statements.

                Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

                Cozumel Corporation's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members, or the Pink Sheets LLC.  The OTC Bulletin Board and the Pink Sheets LLC may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of Cozumel Corporation's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Cozumel Corporation, and lower prices for Cozumel Corporation's securities than might otherwise be attained.

                In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

                                                  ADDITIONAL INFORMATION

                Cozumel Corporation has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 100 F Street, N.E., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to Cozumel Corporation and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates during regular business hours.  You can call the Commission at (202) 551-8090 for further assistance or information.

                Cozumel Corporation is required to file reports and other information with the Commission.  All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, Cozumel Corporation intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Cozumel Corporation may determine.

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                                                            DIVIDEND POLICY

                Cozumel Corporation has not paid any dividends on its common stock.  Cozumel Corporation currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                          MARKET PRICE OF COMMON STOCK

            Our common stock has never been traded.  As of December 31, 2008, there were 111 record holders of common stock.

                There are no warrants or options outstanding and no registration rights have been granted.  At the present time 1,100,000 shares are outstanding, including 100,000 shares which have been registered for resale via this prospectus.

                                                          PLAN OF OPERATION

Critical Accounting Policies and Estimates

Principles of consolidation. The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company balances and transactions are eliminated on consolidation.

Use of estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Inventories. Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company’s reserve requirements generally increase/decrease due to management projected demand requirements, market conditions and product life cycle changes. During the reporting periods, the Company did not make any allowance for slow-moving or defective inventories.  However, in the three months ended September 30, 2008, management wrote down one of its yachts, a 53 Hatteras, by $130,000 due to the worsening market for powerboats, compared to the cost basis of the yacht.

Recent Accounting Pronouncements.In June 2007, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No.  48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

In September 2007, the FASB issued Statement No. 157, "Fair Value Measurements" (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of FAS 157 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 157 will have on our financial statements.

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In September 2007, the FASB issued Statement No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (FAS 158). FAS 158 requires that employers recognize the funded status of their defined benefit pension and other postretirement plans on the balance sheet and recognize as a component of other comprehensive income, net of tax, the plan-related gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost. We adopted FAS 158 on April 30, 2007.

In September 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51 (“SFAS 160”).  SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders’ equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction.  Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to remeasure any ownership interest retained at fair value on that date.  This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 is effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which are required to be applied retrospectively.  Early adoption is not permitted.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In December 2007, the FASB issued Financial Accounting Standard No. 141(R), “Business Combinations,” or FAS 141(R). FAS 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. FAS 141(R) applies to all transactions or other events in which the reporting entity obtains control of one or more businesses,

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including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. FAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating the effect FAS 141(R) may have on our consolidated financial statements in future periods.

Plan of  Operations

                       We have not yet enjoyed any revenues. We had a loss of $202,227 and $59,499 for the three months ended September 30, 2008 and 2007, respectively, and $250,203 and $258,907 for the years ended June 30, 2008 and 2007, respectively. We wrote down inventory by $130,000 in the September 30, 2008 quarter to reflect the worsening market for powerboats, to reflect the reduced value of Hatteras which became lower than our cost basis on the yacht. Our operating expenses consist primarily of $5,000 accrued each  month for management compensation; storage costs of under $1,000 per month, accounting and auditing costs and miscellaneous franchise tax, bank charges,  and similar costs. Since 2005, other income has been comprised of interest accrued on interest on a related party note. The interest accrued was $43,542 and $42,729, respectively for the three months ended September 30, 2008 and 2007, and $171,648 and $159,212 for the years ended June 30, 2008 and 2007, respectively.

As of September 30, 2008 and June 30, 2008, we have expended $2,052,910 and $2,045,231, respectively for the acquisition of four yachts and their refit. We wrote off $130,000 of this amount in the three months ended September 30, 2008. All of our capital needs through September 30, 2008 have been supplied by advances from an officer and director or proceeds on a convertible debenture that have been advanced by an affiliate of that officer and director. The interest rate on the note is 8%, but due to the related party nature of the note, the interest expense is forgiven and accounted for as additional paid in capital. The interest forgiven as of September 30, 2008 is $532,372.  The refit is complete on three yachts and we estimate that the refit of the remaining yacht will require an additional $400,000. We understand that this amount is beyond the financial capability of the current funding source and we intend to carry out a public or private offering of stock or debt as soon as the Registrant can obtain a listing of its common stock. However, we have no arrangement or understanding for any funding. The affiliate is under no legal obligation to continue to supply funding.  An additional yacht which we refitted was transferred to our officer in June 2006 at its cost of $154,157, to repay accrued compensation of $55,000 to this person and to furnish a credit against his future compensation, which credit was wholly utilized in the year ended June  30, 2008.

                       In the years ended June 30, 2008 and 2007, we received dividend income from invested funds of $0 and $13, respectively.

                       As of June 30, 2008, we had a cash overdraft of $141, and we had cash of $1,192 as of September 30, 2008.  Our cash needs to complete the Burger refit is estimated to be $400,000. The other projects are ready for resale. A party affiliated with a shareholder has indicated that it can loan only a portion of these funds to the Company, but is under no legal obligation to do so. If we are unable to obtain sufficient funding, we will not be able to complete projects and realize revenue upon their sale. In the year ended June 30, 2008, our cash needs were met by related party loans of $33,617. In the three months ended September 30, 2008, our cash needs were met by related party loans of $11,000. Subsequent to September 30, 2008, we sold 100,000 shares to an investment fund controlled by our officer and director, for cash of $10,000.

                Information included in this report includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

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                Since we have not yet generated any revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7.  Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan.  Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

                Our future operating results are subject to many facilities, including:

                o     our success in completing refits and reselling yachts;

                o     the effects of rising fuel prices and general economic conditions affecting the market for luxury yachts;

                o     our ability to obtain additional financing; and

                o     other risks which we identify in future filings with the SEC.

                Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

Contractual Obligations and Off-Balance Sheet Arrangements

                We do not have any contractual obligations or off balance sheet arrangements.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2008. Based on this evaluation, our management has concluded that our disclosure controls and procedures are not effective to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

Internal Control over Financial Reporting

Our management’s evaluation did not identify any change in our internal control over financial reporting that occurred during the fiscal year ended June 30, 2008 that has materially affected or is reasonably likely to materially affect our internal control over such reporting.

The term "internal control over financial reporting" is defined as a process designed by, or under the supervision of, the registrant's principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant's Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

1.  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

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2.  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

3.  Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, or use or disposition of the registrant's assets that could have a material effect on the financial statements.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2008 using the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. In its assessment of the effectiveness of internal control over financial reporting as of June 30, 2008, we determined that the following deficiencies constituted a material weakness, as described below.

1.                  Certain entity level controls establishing a “tone at the top” were considered material weaknesses. The Company has no audit committee. There is no policy on fraud and no code of ethics at this time.  A whistleblower policy is not necessary given the small size of the organization.

2.                  Management override of existing controls is possible given the small size of the organization and lack of personnel.

3.            There is no system in place to review and monitor internal control over financial reporting. The Company maintains an insufficient complement of personnel to carry out ongoing monitoring responsibilities and ensure effective internal control over financial reporting.

Management is currently evaluating remediation plans for the above control deficiencies.

Accordingly, the Company concluded that these control deficiencies resulted in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls.

As a result of the material weaknesses described above, management has concluded that the Company did not maintain effective internal control over financial reporting as of June 30, 2008 based on criteria established in Internal Control—Integrated Framework issued by COSO.

                                                                     BUSINESS

Background

                  Cozumel Corporation, a Delaware corporation (the "Company") was incorporated on April 20, 1994.  Until January 2005, the Company had no operating history other than organizational matters, and was formed specifically to be a "clean public shell" and for the purpose of either merging with or acquiring an operating company with operating history and assets.  On January 25, 2005, the Company organized a Florida subsidiary, Cozumel Yacht Brokers, Inc. (“Cozumel Yachts” and collectively with the Company, “Cozumel” or “we”) and entered the business of refitting and reselling yachts for its own account and carrying on yacht brokerage activities incidental to that business.  We do not at this time refit yachts for other parties although we are considering doing so, and we are no longer seeking to acquire any other business.

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                  The executive offices of the Company are located at 24351 Pasto Road, Suite B, Dana Point, California 92629.  Its telephone number is (949) 489-2400.

Yacht Refit Business

                  We purchase, refit or repair yachts and market them for resale. Our first and main project is a Burger Aft cockpit motor yacht originally launched in 1965. This yacht has an aluminum hull and superstructure, with an overall length of 74’. The Burger is being completely refit, with new propulsion, mechanical and electrical systems and cosmetic renewal. Most of the basic structure has been retained, but otherwise the Burger will be functionally a brand new boat. The refit is expected to be completed 6 months from the time we obtain the remaining funds at which time it will be marketed for sale.  The Burger Boat Company is a well established brand of luxury yachts which is still in business and has an excellent reputation. We do not have any relationship with Burger Boat Company or any other manufacturer mentioned herein.

                  Because of our lack of cash at this time, and the depressed state of the used yacht market, our business is at a standstill. We need additional cash to complete the refit of the Burger yacht and to acquire more projects. However, even if we obtain more cash, it is likely we will not obtain any significant amount of new inventory until we are able to sell existing inventory. The sale of existing inventory probably will be delayed until the used yacht market turns around and we believe we can sell our inventory for a profit.

                  We have several other projects of lesser magnitude. We purchased a 60’ Nautical sailboat at a U.S. Marshall’s auction in late 2005 which was repaired and upgraded. We also purchased a 52’ Hatteras yacht at the U.S. Marshall’s auction in late 2005. We have purchased two smaller sailboats for refit, one of which we sold to our President for a nominal amount of cash during fiscal 2006 and for services rendered.  The second sailboat, a Pacific Seacraft 20’, was acquired in June 2006 as a salvage boat (it suffered minor hurricane damage from Hurricane Katrina) and we completed its repair in October 2006. None of these yachts have been sold to date.

                  Generally, in selecting yachts for refit, we try to choose those with no serious structural problems from well regarded manufacturers. For example, although the 20’ sailboat mentioned above is a small yacht, it is extremely well built and commands a premium in the used boat market. In our opinion there is no better 20’ sailboat commercially manufactured.  We try to buy for an attractive price and generally hear of acquisition opportunities by word of mouth.

Refit Operations

                  Refit operations were carried out at a Miami boatyard, where we rented approximately 1,000 square feet of workshop space and the required boat slips. Our refit operations are suspended until we can obtain more cash. We engage marine and other specialty craftsmen from time to time as needed.  South Florida, including Miami, Fort Lauderdale and the surrounding cities is one of the major yachting regions in the United States, with a complete range of craftsmen and marine suppliers. In early 2007, we suspended refit operations for two reasons. First, because our public listing was delayed, we were unable to obtain the required funding to complete the refit of the Burger. Secondly, the owner of the boatyard determined to prohibit owner refit work at the boatyard for larger boats. We have not yet found an alternative boatyard for our activities and will not do so until we have sufficient funding.

Marketing

                  We market our yachts through yacht brokerage and co-brokerage agreements. We have  a web site at www.cozumelyachts.com.  To date we have not had sufficient funds to do so, but we intend in the future to advertise our yachts in print media and at boat shows. We may employ professional yacht brokers on a commission basis to market them as well.

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Employees

                  The Company's only employee at the present time is its sole officer and director, who deovtes about 10 hours per week to  the affairs of the Company.  (See "Management"). Remaining consultants and craftsmen are paid as independent contractors.

Competition

                    Competition within the yacht repair and refitting industry is intense. We face competition at the local, regional, national and international levels. Our largest competitors for yacht refitting include several large boatyards in the southeastern U.S., but we also compete with innumerable independent persons who buy and fix up boats. We have tried to find a niche by emphasizing quality and by keeping our costs down.  However, foreign repair facilities (Venezuela, for example) have much lower labor costs and do not need to meet U.S.
environmental standards.

                    To the extent that we are buying and selling the yachts for our own account, we compete with innumerable boat dealers and brokers and individual sellers, as well as new boat manufacturers.

Regulations

                    Certain materials used in boat manufacturing are toxic, flammable, corrosive or reactive and classified by state and federal governments as "hazardous materials". Control of hazardous materials is regulated by the U.S. Environmental Protection Agency and state environmental protection agencies. If it is ever determined that our operations have resulted in hazardous waste contamination, the costs of cleaning up those wastes could be substantial and could have a material adverse effect on our business, financial condition and results of operations. We cannot predict our future regulatory compliance costs with precision and we cannot be certain of any costs that we may be forced to incur in connection with our historical on-site or off-site waste disposal.

                    Certain states have required or are considering requiring a license to operate a recreational boat. These licensing requirements are not expected to be unduly restrictive. They may, however, discourage potential first-time buyers, which could, in turn, adversely affect our business. In addition, certain state and local governmental authorities are contemplating regulatory efforts to restrict boating activities on certain inland bodies of water. While the scope of these potential regulations is not yet known, their adoption and enforcement could have a material adverse effect on our business.

Effect of Fuel Prices and General Economy

                    Almost all higher end yachts are powered by diesel engines. A significant increase in the price or tax on the sale, or an interruption in the supply of diesel fuel on a regional, national or international basis could adversely affect our sales and operating results. At various times in the past, diesel or gasoline fuel has been difficult to obtain, and we cannot assure you that the supply of those fuels will not be interrupted.
 In 2007 and 2008, fuel prices did increase substantially and, in conjunction with the real estate crisis in South Florida, the resale market for yachts has been severely affected. Until the market recovers, we will have a difficult time moving inventory.

                    Sales trends in the recreational boating industry are influenced by several factors, including general economic growth, consumer confidence, spending habits and household income and net worth levels. Interest rates and fuel prices also have a direct impact on boat sales, as well as demographic trends at the local, regional and national level. Competition from other leisure and recreational activities, such as vacation properties and travel, can also affect sales of recreational boats.  We target a narrow market of wealthy or very wealthy individuals who can afford yachts. We believe that sales of recreational power boats have grown steadily since 1971, except for the 1989 to 1992 time frame. During that four-year period, the effects of a recession, the imposition of a luxury tax, and other adverse political and economic events had a material adverse impact on sales of all boats, but particularly in the upper end of the segment including cruisers and luxury yachts.
Currently the industry is in a severe downturn, and we do not know when the industry will recover.

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Legal Proceedings

                Cozumel Corporation’s common stock was registered under Section 12(g) of the Securities Exchange Act of 1934 in 1994. In September 2008, Cozumel was served with an administrative proceeding brought by the Enforcement Division of the Securities and Exchange Commission, file number 3-13184. The proceeding seeks to revoke or suspend Cozumel Corporation’s registration of its common stock under Section 12(g) because Cozumel had not filed any of its periodic reports after the Annual Report on Form 10-KSB for the year ended June 30, 2005. At the time we were served with this proceeding, Cozumel was in the process of bringing its filings current, and in fact did bring them current in October 2008. Cozumel has filed an answer to  the proceeding and a hearing has been scheduled; however, because we are filing this Registration Statement, and we will therefore be required to file reports under Section 15(d) of the Securities Exchange Act of 1934 upon its effectiveness,  we intend to consent to the revocation of our registration under Section 12(g). We believe that the Enforcement Division is willing to accept the consent. We believe that the consent will have no future adverse effect on Cozumel Corporation, but cannot predict whether the Enforcement Division will accept our consent nor what actions the Securities and Exchange Commission may take in the future.

                Cozumel Corporation is not a party to any other pending legal proceeding.

                                                               MANAGEMENT

Directors and Executive Officers

                The member of the Board of Directors of Cozumel Corporation serves until the next annual meeting of stockholders, or until their successors have been elected.  The officer serves at the pleasure of the Board of Directors.  The following are the directors and officers of Cozumel Corporation.

                                         Jehu Hand, age 52, has been President, Chief Financial Officer and Secretary of the Company since its inception.  He devotes approximately 10% of his time to the Company. Mr. Hand has been engaged in corporate and securities law practice and has been a sole practitioner since May 1994 when Hand & Hand incorporated as a law corporation in May 1994.  From 1999 to June 2003, Mr. Hand
 was semi-retired, but began working again in June 2003 as sole shareholder of Hand & Hand, a professional corporation.   From January 1992
 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Laser Medical Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment.  He was a director of Laser Medical from February 1992 to February 1993.
  From January to October 1992, Mr. Hand was Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard.  From January 1991 to
January 1992, he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation.   From January to December 1990, he
 was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989.  From 1984 to
June 1986, Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio.  Jehu Hand received a J.D. from
 New York University School of Law and a B.A. from Brigham Young University. He is a registered principal (Series 7, 24 and 63) of Jackson,
 Kohle & Co., a broker-dealer and member of FINRA.   Mr. Hand was a director and president of Albion Aviation, Inc. from 2000 to March 2003.
  He was the Secretary of DanaPC.com from 2006 to January 2008 and he currently devotes 10 hours per week to Cozumel Corporation. In 2006, he was a director of Worldwide Manufacturing Company USA, Inc.

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Executive Compensation

                 Mr. Hand accrues compensation of $5,000 per month ($60,000 per year)  since July 1, 2005. There is no other cash or non cash compensation paid to Mr. Hand. Of this amount, $55,000 was satisfied in June 2006 by the transfer of inventory to Mr. Hand at cost. In the month of June 2006 $5,000 was credited from a related party receivable of $99,157 as of the transfer. This related party receivable was substantially utilized in the year ended June 30, 2008, and the accounts payable related party as of September 30, 2008 and June 30, 2008  payable included $40,000 and $25,000, respectively, in accrued compensation to Mr. Hand. See “Certain Transactions.”

                      No amounts are paid or payable to directors for acting as such.

                                                   PRINCIPAL SHAREHOLDERS

                The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by Cozumel Corporation to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Cozumel Corporation' directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, Cozumel Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                                                                                      Percentage                       Percentage

      Name and Address                                           Common Stock                   Before Offering                After Offering

Jehu Hand(1)                                                                      900,000                                                81.80%          80.0%

24351 Pasto Road #B

Dana Point, California 92629

Kimberly Peterson                                                              93,850                                                   8.5%           8.5%

All officers and

directors as a group

(1 person)   800,000                                                             80.0%                                                 81.8%           80.0%

(1)  Mr. Hand controls a family limited partnership which is the record holder of 800,000 shares. He is the control person of JK Advisers Hedge Fund LLC, which owns 100,000 shares registered for sale  via this prospectus. Mr. Hand does not have any economic interest in these shares, and upon effectiveness of the registration statement of which this prospectus is a part, JK Advisers LLC will cease to have control over those shares.

                                                     SELLING STOCKHOLDERS

                The shares of common stock of Cozumel Corporation offered by the Selling Stockholders will be offered at a price of $.20 per share and then, if the shares are subsequently publicly traded, at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. Selling Stockholders acquired their shares in a November 2008  private placement at a price of $.10 per share paid in cash.  It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock.  Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering.  The relationship, if any, between Cozumel Corporation and any Selling Stockholder is set forth below. Should any successor to any Selling Stockholder wish to sell the shares under this Prospectus, New Millennium will be required to file a prospectus supplement covering those shares. The shares offered by the Selling Stock holders were originally purchased by JK Advisers Hedge Fund LLC, and will be distributed to the Selling Stockholders (who are the members of the JK Advisers Hedge Fund LLC) on the day of this Prospectus.  The investment fund’s adviser, JK Advisers LLC, is controlled by our President, Jehu Hand, but Mr. Hand does not have any economic interest in these shares, and upon effectiveness of the registration statement of which this prospectus is a part, JK Advisers LLC will cease to have control over those shares.  Persons with common surnames are to our knowledge related by blood or marriage. None of the Selling Stockholders own more than 1.% of the outstanding shares unless indicated.

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                                                            Shares Beneficially                                     Percentage

Name                                                    Owned  and Being Offered             After Offering

Cedillo, Ruben                                                                                             2,500

Johansen, Steven                                                                                        1,250

Stacey, Sherry                                                                                                625

Strelau, Wojchiech                                                                                     1,250

Francis, Lee                                                                                                  1,250

Elbern, Jessica                                                                                                625

Churchill, David                                                                                          1,250

Baker, Doug                                                                                                 1,250

Yee, Kuan Jin                                                                                               1,250

Britton, Bradley                                                                                           1,250

Southers, Warren C.                                                                                   1,250

Wingerd, Nelson                                                                                         2,500

Petty, Neuman C.                                                                                        1,250

Levine, Lawrence J.                                                                                    2,370

Trukenbrodt, Randall                                                                                 1,250

Van Hove, Erika                                                                                              625

Van Hove, Curtis C.                                                                                       625

Ker, John                                                                                                      1,250

Britton, Don                                                                                                 1,875

Haugrud, Geoffrey                                                                                      1,250

Crewe, L. Carter III                                                                                      1,250

Looman, Melinda O.                                                                                   1,250

Giddeons, William                                                                                       2,500

Distad, Stephen                                                                                              937

Lowe, Linell Kent                                                                                        1,562

Patel, Girish N.                                                                                             1,125

Strelau, Jadwiga                                                                                             312

Phillips, John Russell                                                                                 2,500

Moeller, Allen                                                                                              1,250

Dertinger, Richard N.                                                                                  2,500

Oakes, Judy D.                                                                                          13,109 (              1.3%)

Killeen, Jeffrey T.                                                                                           719

Sorrentino, Glenn                                                                                           500

Keith & Rosita McLaurin Family L.P.                                                         500

Hinz, Pamela Joy                                                                                            531

Van Wyk, Jerry                                                                                               500

Miller, Mary Thomas                                                                                  1,400

Smith, Todd                                                                                                 1,125

Floyd, Gregory A.                                                                                          500

Reigart, Brian L.                                                                                              500

                                                                                                                           14

Barlage, Gregory P.                                                                                     1,000

Stevens, James R.                                                                                       1,000

Phillps, John Russell                                                                                  1,000

Fraser, Bruce                                                                                                3,000

Hibbing, Douglas C.                                                                                   1,125

Moeller, Myrna D.                                                                                      1,250

Caudill, Patrick W.                                                                                         750

Rodriguez, Gerald                                                                                        1,000

Tinnell, Michael J.                                                                                          600

Indig, Abraham                                                                                              350

Indig, Abraham – IRA                                                                                   150

Selymes, Ernie P.                                                                                            500

Duran, Herbert                                                                                             1,125

Kiyohiro, Tracy J.                                                                                       1,000

Skwirut, John L.                                                                                           1,125

Pollastro, Jennifer                                                                                       1,580

Francis, Lebert S.                                                                                        1,125

Looman, Melinda O.                                                                                      378

Gaddis, Frank N.                                                                                          4,073

Spradlin, Charles W.                                                                                   1,125

Dr. Ganshirt, Bill                                                                                        11,669(1.2%)

Jaffe, Joel & Robin (Trust)                                                                        2,593

Blair, Keith R.                                                                                               1,167

 TOTAL                                                                                                      100,000

                                                       PLAN OF DISTRIBUTION

                Cozumel Corporation intends to apply to have its shares of common stock registered on the OTC Bulletin Board.   Application for the OTC Bulletin Board can be made only upon effectiveness of the registration statement of which this Prospectus is a part. Cozumel Corporation anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will initially be $.20 per share until the shares are trading on a market such as the OTC Bulletin Board, and thereafter  will be determined by the market conditions.  Selling stockholders may also sell in private transactions.  Cozumel Corporation cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  Cozumel Corporation does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares. Selling Stockholders may also sell in private transactions, at privately negotiated prices, but no sales commissions may be paid for effectuating private transactions.

                Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker,-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Cozumel Corporation understands that it is the position of FINRA that such sales commissions or discounts should not exceed 5% of the gross offering price at which the selling stockholders sell their shares.

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                Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Cozumel Corporation common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Cozumel Corporation common stock.

                Jehu Hand, who is a shareholder, is a principal of Jackson, Kohle & Co., a FINRA broker dealer.  Jackson, Kohle does not make markets in any securities and will not participate in this offering.  Jackson, Kohle has not reviewed the contents of this prospectus.

                Cozumel Corporation will bear all costs of the offering in registering the shares but will bear no selling expense cost.  The costs of the offering are estimated at $2,000.  This includes $500 which will be due to a law firm of which Mr. Hand is a shareholder for providing a legal opinion as to the validity of the securities offered hereby.  Mr. Hand has indicated that his firm will furnish the opinion at no charge and therefore the cost of this opinion will be treated as a contribution to the capital of the corporation. Cozumel Corporation will use its best efforts to update the registration statement and maintain its effectiveness for one year.

                                                     CERTAIN TRANSACTIONS

                     Mr. Hand from time to time has advanced certain amounts for the Company. These amounts are unsecured, due on demand and bear no interest. The amount outstanding at September 30, 2008, June 30, 2008 and 2007 was $94,534, $79,534 and $54,534, respectively; all of the increase from June 30, 2007 represents accrued compensation to Mr. Hand of $5,000 per month.   In June 2006, the Company transferred a yacht held in inventory to Mr. Hand at its cost of $154,197.  This amount was credited against Mr. Hand’s compensation of $5,000 per month for the months of July 2005 to May 2006, inclusive, and the remainder of $99,157 was accounted for as a non-interest bearing advance to Mr. Hand, to be amortized against his monthly compensation. As of June 30, 2008 and 2007, the amount of this advance was $0, $36,532, respectively, which includes expenses paid by the Company and Mr. Hand’s behalf in 2007 of $2,375.

                     An investment fund controlled by Mr. Hand has loaned funds to the Company under a Convertible Debenture. The funds bear interest at 8% per annum and are secured by a lien on the assets of the Company. The amount outstanding at September 30, 2008, June 30, 2008 and 2007 was $2,177,260, $2,166,260 and $2,132,643, respectively. The interest has been forgiven by the holder and classified as contributed capital.

                On November 4, 2008, another investment fund controlled by Mr. Hand purchased 100,000 shares of common stock for $10,000. The shares purchased will be distributed to the members of this fund upon effectiveness of the registration statement of which this prospectus is a part.

                                                 DESCRIPTION OF SECURITIES

Common Stock

                Cozumel Corporation's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 1,100,000 shares were outstanding as of November 4,, 2008.    Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of Cozumel Corporation, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation

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preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase Cozumel Corporation's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

                Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting.  Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

                Cozumel Corporation's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

                Cozumel Corporation's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  Cozumel Corporation considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Cozumel Corporation's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Cozumel Corporation's common stock or any other series of preferred stock which Cozumel Corporation may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

                The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Cozumel Corporation.

                Cozumel Corporation intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

                The transfer agent for the common stock is Stalt, Inc., Menlo Park, California.

                                 INTEREST OF NAMED EXPERTS AND COUNSEL

                The legality of the Shares offered hereby will be passed upon for Cozumel Corporation by Hand & Hand, a professional corporation, Dana Point, California.  The principal of Hand & Hand, Jehu Hand,  beneficially owns 900,000 shares of common stock.

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                                                                     EXPERTS

                The audited financial statements of Cozumel Corporation included in this Prospectus as of June 30,  2008 and 2007  have been audited by The Blackwing Group LLC,   independent certified public accountant, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                           INDEMNIFICATION

                Cozumel Corporation has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Business Act.  Under Cozumel Corporation's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Cozumel Corporation or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Cozumel Corporation or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Cozumel Corporation or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

                At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Cozumel Corporation where indemnification will be required or permitted.  Cozumel Corporation is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cozumel Corporation pursuant to the foregoing provisions, or otherwise, Cozumel Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                In the event that a claim for indemnification against such liabilities (other than the payment by Cozumel Corporation of expenses incurred or paid by a director, officer or controlling person of Cozumel Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cozumel Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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FINANCIAL STATEMENTS INDEX

Report of Independent Registered Public Accounting Firm

Audited Consolidated Balance Sheet as of June 30, 2008

Audited Consolidated Statements of Operations for the two years ended June

                30, 2008 and 2007 and the period inception (April 21, 1994) to June 30,

                2008

Audited Consolidated Statements of Changes in Stockholder’s Equity (Deficit) for the

                period inception (April 21, 1994) to June 30, 2008

Audited Consolidated Statements of Operations for the two years ended June

                30, 2008 and 2007 and the period inception (April 21, 1994) to June 30,

                2008

Notes to Consolidated Financial Statements

Unaudited Consolidated Balance Sheet as of September 30, 2008

Unaudited  Consolidated Statements of Operations for the three months ended

September 30, 2008 and 2007 and the period inception (April 21, 1994) to

September  30, 2008

Unaudited Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

for the three months ended September  30, 2008

Unaudited Consolidated Statements of Operations for the three months ended

September 30, 2008 and 2007 and the period inception (April 21, 1994) to

September  30, 2008

Notes to Unaudited Consolidated Financial Statements

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THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cozumel Corporation

Dana Point, California

We have audited the accompanying balance sheet of Cozumel Corporation as of June 30, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the periods ended June 30, 2008 and 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cozumel Corporation (A Developmental Stage Company) as of June 30, 2008, and the results of its operations and its cash flows for the periods ended June 30, 2008 and 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has faced recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC

Issuing Office: Independence , MO

October 12, 2008

                                                                                         20

                     COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

JUNE 30, 2008

                                                                                                                                                                                           As of

                                                                                                                                                                                         June 30,

                                                                                                                                                                                            2008

                                                                                                                                                                                     ____________

ASSETS

        Cash and cash equivalents                                                                                                                        $                           --

        Prepaid expenses                                                                                                                                                                5,800

                Total current assets                                                                                                                                                    5,800

        Inventory                                                                                                                                                                      2,045,438

        Other asset – advance to related party                                                                                                                           3,134

Total assets                                                                                                                                                          $              2,054,372

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

        Cash overdraft                                                                                                                                              $                        141

        Accounts payable                                                                                                                                                            13,183

        Advances due to – related party                                                                                                                                    79,534

        Note payable – related party                                                                                                                                      2,166,260

        Total current liabilities                                                                                                                                                2,258,977

STOCKHOLDERS' EQUITY (Note 4)

        Preferred stock, $.001 par value, 1,000,000 shares

                authorized; -0-  shares issued and outstanding                                                                                                           --

        Common stock, $.001 par value, 20,000,000 shares

                authorized; 1,000,000 shares issued and outstanding                                                                                          1,000

        Additional paid in capital                                                                                                                                              480,935

        Accumulated deficit during the development stage                                                                                              (686,681)

                Total stockholders’ equity                                                                                                                                 (204,746)

Total liabilities and stockholders’ equity                                                                                                         $              2,054,372

The accompanying notes are an integral part of these financial statements.

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED JUNE 30, 2008 AND 2007

                                                                                                                                              For the

                                                                                                                                         Years ended                        From Inception

                                                                                                                                             June 30,                           (April 20, 1994)

                                                                                                                                  ______________________                  Through

                                                                                                                                2008                        2007                June 30, 2008

                                                                                                                        ____________              ___________                 __________

REVENUE                                                                                                    $                       --        $                   --      $                   --

EXPENSES:

        General and administrative                                                                                78,555                     99,398              (267,387)

LOSS BEFORE OTHER

        INCOME (EXPENSE)                                                                                       (75,555)                  (99,398)              (267,387)

OTHER INCOME (EXPENSE)

        Gain on sale of available-for-sale securities                                                            --                             --                   21,882

        Dividend income                                                                                                         --                            13                     8,019

        Interest expense – related party                                                                   (171,648)                (159,212)              (449,155)

Total other income (expense)                                                                               (171,648)                (159,199)              (419,254)

LOSS BEFORE PROVISION FOR INCOME TAXES                                        (250,203)                (258,597)              (686,641)

PROVISION FOR INCOME TAXES (See Note 3)                                                          --                             --                          39

NET INCOME (LOSS) AFTER PROVISION FOR INCOME

TAXES                                                                                                        $          (250,203)        $      (258,597)      $      (686,681)

PER SHARE INFORMATION:

NET INCOME (LOSS) PER SHARE

-          1,000,000 SHARES ISSUED                                                      $                  (.25)        $              (.26)      $              (.69)

        BASIC WEIGHTED AVERAGE NUMBER

        OF COMMON SHARES OUTSTANDING                                                1,000,000                1,000,000              1,000,000

        DILUTED WEIGHTED AVERAGE NUMBER

        OF COMMON SHARES OUTSTANDING                                                1,000,000                1,000,000              1,000,000

The accompanying notes are an integral part of these financial statements.

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

From Inception (April 20, 1994) through June 30, 2008

							Deficit
							Accumulated	Total
	Preferred Stock		Common Stock		Additional	Other	During the	Stockholders
	____________	_________	_____________	____________	Paid In	Comprehensive	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Income	Stage	(Deficit)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE,April 20, 1994	-	$ -	-	$ -	$ -	$ -	$ -	$ -

Issuance of 1,000,000 shares of common
stock for cash of $1,015, or $.001 per
share, April 20, 1994	-	-	1,000,000	1,000	15	-	-	1,015

Net loss	-	-	-	-	-	-	(42)	(42)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE, June 30, 1994	-	-	1,000,000	1,000	15	-	(42)	973

Net loss	-	-	-	-	-	-	(338)	(338)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE, June 30, 1995	-	-	1,000,000	1,000	15	-	(380)	635

Net loss	-	-	-	-	-	-	(320)	(320)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE, June 30, 1996	-	-	1,000,000	1,000	15	-	(700)	315

Net loss	-	-	-	-	-	-	(314)	(314)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE, June 30, 1997	-	-	1,000,000	1,000	15	-	(1,014)	1

Net loss	-	-	-	-	-	-	(312)	(312)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE, June 30, 1998	-	-	1,000,000	1,000	15	-	(1,326)	(311)

Net loss	-	-	-	-	-	-	(790)	(790)
	__________	_________	___________	__________	__________	__________	__________	_________
BALANCE, June 30, 1999	-	-	1,000,000	1,000	15	-	(2,116)	(1,101)

The accompanying notes are an integral part of this financial statement.

Net loss	-	-	-	-	-	-	(1,134)	(1,134)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2000	-	-	1,000,000	1,000	15	-	(3,250)	(2,235)
Net loss	-	-	-	-	-	-	(947)	(947)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2001	-	-	1,000,000	1,000	15	-	(4,197)	(3,182)
Net loss	-	-	-	-	-	-	(1,519)	(1,519)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2002	-	-	1,000,000	1,000	15	-	(5,716)	(4,701)
Net loss	-	-	-	-	-	-	(154)	(154)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2003	-	-	1,000,000	1,000	15	-	(5,870)	(4,855)
Unrealized holding gain	-	-	-	-	-	2,980	-	2,980

Accrued interest expense forgiven by
related party accounted for as
contribution to capital	-	-	-	-	1,414	-	-	1,414
Net loss	-	-	-	-	-	(764)	(764)	(764)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2004	-	-	1,000,000	1,000	1,429	2,980	(6,634)	(1,225)
Contribution to Capital	-	-	-	-	49,915	-	-	49,915
Realization of holding loss						(2,980)		(2,980)
Net loss	-	-	-	-	-	-	(2,330)	(2,330)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2005	-	$ -	1,000,000	$ 1,000	$ 51,344	$ -	$ (8,964)	$ 43,380
Contribution to Capital	-	-	-	-	98,732	-	-	98,732
Net loss	-	-	-	-	-	-	(168,917)	(168,917)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2006	-	$ -	1,000,000	$ 1,000	$ 150,575	$ -	$ 177,880	$ (26,805)
Contribution to Capital	-	-	-	-	159,212	-	-	159,212
Net Capital loss	-	-	-	-	-	-	(258,597)	(258,597)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2007	-	$ -	1,000,000	$ 1,000	$ 309,287	$ -	$ (436,477)	$ (126,190)
	__________	__________	___________	__________	__________	__________	__________	__________
Contribution to Capital	-	-	-	-	171,648	-	-	-
Net Capital loss	-	-	-	-	-	-	(250,203)	(250,203)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, June 30, 2008	-	$ -	1,000,000	$ 1,000	$ 480,935	$ -	$ (686,681)	$ (204,746)
	_________	_________	__________	_________	_________	_________	_________	_________

The accompanying notes are an integral part of this financial statement.

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED JUNE 30, 2008 AND 2007

                                                                                                                                              For the                            From Inception

                                                                                                                                         Years ended                         April 20, 1994

                                                                                                                                             June 30,                                 Through

                                                                                                                                      _____________________                 June 30, 2008

                                                                                                                                  2008                        2007

                                                                                                                               ____________          ___________                 __________

Cash Flows From Operating Activities:

        Net loss                                                                                               $          (250,203)        $      (258,597)    $        (686,681)

        Adjustments to reconcile net loss to net cash used by

          operating activities:

        (Increase) decrease in:

        Inventory                                                                                                           (27,790)                (352,807)           (2,045,438)

        Prepaid expenses                                                                                                  3,000                    (8,799)                  (5,800)

        Related party advances                                                                                     33,398                     57,625                  (3,134)

        Increase (decrease) in accounts payable                                                          9,991                       2,649                   13,183

        Net cash provided (used) by operating activities                                    (231,604)                (559,930)           (2,727,870)

Cash Flows From Investing Activities:

        Gain on sale of available-for-sale securities                                                           --                             --                (21,882)

        Forgiveness of interest – related party                                                         171,648                   159,212                 479,156

        Purchase of available-for-sale securities                                                                 --                             --              (202,139)

        Proceeds from sale of available-for-sale securities                                                --                             --                 225,785

                Net cash provided (used) by investing activities                                171,648                   159,212                 480,920

Cash Flows From Financing Activities:

        Cash deficit                                                                                                               141                             --                        141

        Advances from related party                                                                            25,000                             --                 137,574

        Repayment of advances due to related party                                                         --                             --                (58,040)

        Proceeds from note payable - related party                                                    33,616                   377,702              2,166,260

Proceeds from sale of common stock                                                                                                              --                     1,015

                Net cash  (used) provided by financing activities                                 58,757                   377,702              2,246,950

Net Increase (Decrease)  in Cash                                                                             (1,199)                  (23,156)                           --

Cash at Beginning of Period                                                                                       1,199                     24,715                           --

Cash at End of Period                                                                                $                       --        $             1,199    $                     --

Supplemental Disclosures of Cash Flow Information:

        Cash paid during the period for:

        Interest                                                                                                $                       --        $                   --    $                     --

        Income taxes                                                                                       $                       --        $                   --    $                     --

Supplemental Schedule of Non-cash Investing and Financing Activities:

        Forgiveness of debt- related party                                                  $             171,648        $         159,212    $           479,156

        Asset contribution of asset in lieu of

        inventory purchase                                                                           $                       --        $                   --    $             30,000

The accompanying notes are an integral part of these financial statements.

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

A summary of significant accounting policies of Cozumel Corporation (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Companys.”

NOTE 1 - DESCRIPTION OF THE BUSINESS, HISTORY AND SUMMARY OF

     SIGNIFICANT POLICIES

Organization -COZUMEL CORPORATION (“the Company”) was organized under the laws of the State of Delaware on April 20, 1994 for the purpose of seeking out business opportunities, including acquisitions.  The Company formed a Florida subsidiary, Cozumel Yacht Brokers, Inc. in January 2005 and has entered the business of buying, selling, remodeling and brokering the sale of yachts. The financial statements present the consolidated financial position, results of operations and cash flows for the consolidated entity. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents -For purposes of the statement of cash flows, the Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Inventory - Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out method. At June 30, 2008, inventory includes one Burger 74’ motor yacht in process of refit and three smaller yachts whose refits have been completed.

Loss Per Share -The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share” (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.  For the years ended June 30, 2005 and 2004, no options and warrants were included in the computation of diluted earnings per share because their effect would be antidilutive.

Fair Value - The carrying amounts reflected in the consolidated balance sheet for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items.

Reclassifications– Certain amounts in prior year financial statements have been reclassified for comparative purposes to conform to presentation in the current year financial statements.

Accounting Estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimated.

                                                                                                                  26

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

NOTE 1 - DESCRIPTION OF THE BUSINESS, HISTORY AND SUMMARY OF

     SIGNIFICANT POLICIES (cont)

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29” (“SFAS No. 153”).  SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished.  SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 was applicable for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The implementation of SFAS 2005 is not expected to have any material impact on the financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3” (“SFAS No. 154”).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principles unless it is impracticable.  APB Opinion No. 20 “Accounting Changes” previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  This Statement is effective for the Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on its financial statements.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments” ("SFAS No. 155"), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133") and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 140").

SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The Company will apply SFAS 155 for all financial instruments acquired, issued, or subject to a re-measurement, occurring after our first fiscal year that begins after September 15, 2006. Since the Company has not and does not intend to acquire any hybrid financial instrument, the application of SFAS 155 will have no impact on the Company.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which amends SFAS No. 140.  SFAS No. 156 may be adopted as early as January 1, 2006 by calendar year-end entities, provided that no interim financial statements have been issued.  Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007 for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as, to simplify efforts to obtain hedge-like accounting.  SFAS No. 156 permits a

                                                                                                                    27

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

 NOTE 1 - DESCRIPTION OF THE BUSINESS, HISTORY AND SUMMARY OF

      SIGNIFICANT POLICIES (cont)

New Accounting Pronouncements(continued)

servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute or fair value.  The Company does not service any financial assets or liabilities and the adoption of SFAS No. 156 had no impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard replaces SFAS No. 123 and supersedes APB Opinion No. 25, “Accounting for Stock-based compensation.” This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after June 15, 2005.  The Company does not believe that the application of SFAS 123(R) will have any material impact on the Company.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No.  48, "Accounting for Uncertainty in Income Taxes” - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening   retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of FAS 157 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 157 will have on our financial statements.

In September 2006, the FASB issued Statement No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans” - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (FAS 158). FAS 158 requires that employers recognize the funded status of their defined benefit pension and other postretirement plans on the balance sheet and recognize as a component of other comprehensive income, net of tax, the plan-related gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost. We do not believe this will impact our financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS159). FAS 159 permits

                                                                                    28

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

NOTE 1 - DESCRIPTION OF THE BUSINESS, HISTORY AND SUMMARY OF

      SIGNIFICANT POLICIES (cont)

New Accounting Pronouncements(continued)

companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”).  SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders’ equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction.  Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to re-measure any ownership interest retained at fair value on that date.  This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

SFAS 160 is effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which are required to be applied retrospectively.  Early adoption is not permitted.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles that are generally accepted are categorized in descending order of authority as follows: a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB b. FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements

                                                                                                            29

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

New Accounting Pronouncements(continued)

of Position c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics) d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”.  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted.  The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

NOTE 2 - NOTE PAYABLE RELATED PARTY

In May 2004, the Company issued a $150,000 note payable to an entity related to a shareholder of the Company The conversion price for the Debentures in effect on any Conversion Date shall be the lesser of (a)  $0.01 (the “Fixed Conversion Price”) and (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the forty (40) Trading Days immediately preceding the Conversion Date (the “Floating Conversion Price”); provided, however, that the aggregate maximum number of shares of Common Stock that the First Debenture and Second Debenture may be converted into shall be Three Million (3,000,000) shares (the “Maximum Conversion”); and further provided, however, that upon the Maximum Conversion, the Company may, at its option (a) increase the Maximum Conversion or redeem the unconverted amount of the Debentures in whole or in part at one hundred twenty five percent (125%) of the unconverted amount of such Debentures being redeemed plus accrued interest thereon. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTCBB (or such other exchange, market, or other system that the Common Stock is then traded on), as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices). The note is due on demand and accrues interest at 8% per annum.  During the year ended June 30, 2008 and 2007, respectively, interest expense was $171,648 and $160,522.  During the years ended June 30, 2008 and 2007, respectively, the related party forgave accrued interest of $171,648 and $160,522.  Due to the related party nature of the forgiveness, the Company accounted for it as a capital contribution. The Company has determined the convertible debenture to not have a beneficial conversion feature; therefore, no beneficial conversion feature has been recorded as of June 30, 2008.

                                                                                                                      30

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

NOTE 3 - INCOME TAXES

At June 30, 2008 and 2007, the Company had a federal operating loss carryforward of approximately $686,681 and $437,772, respectively, which expires in varying amounts between 2008 and 2027.

Components of net deferred tax assets, including a valuation allowance, are as follows at June 30:

	2008	2007
Deferred tax assets:
Net operating loss carryforward	$ 231,775	$ 153,220
Total deferred tax assets
	(231,775)	(153,220)
Less: Valuation Allowance	--	--

Net Deferred Tax Assets	$ --	$ --

The valuation allowance for deferred tax assets as of June 30, 2008 and 2007 was $231,775 and $153,220, respectively.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of June 30, 2008 and 2007 and, accordingly, recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at June 30:

	2008	2007

Federal statutory tax rate	(35.0)%	(35.0)%
State taxes, net of federal benefit	(8.7)%	(8.7)%
Change in valuation allowance	43.7%	43.7%

Effective tax rate	0.0%	0.0%

NOTE 4 - STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2008.

Common Stock - The Company has authorized 20,000,000 shares of common stock with a par value of $.001.  On April 20, 1994, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock.  The shares were issued for cash of $1,015 (or $.001 per share).

                                                                                     31

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIODS ENDING JUNE 30, 2008 AND 2007

NOTE 4 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

1994 Stock Option Plan - On April 20, 1994, the Company adopted the 1994 Stock Option Plan.  The plan expired in 2004.

NOTE 5 - RELATED PARTY TRANSACTIONS

Advances - During the years ended June 30, 2008 and 2007, a former officer/shareholder of the Company directly paid expenses totaling $0 and $0 on behalf of the Company.  No interest is being accrued on the advances.  In the years ended June 30, 2008 and 2007, the Company directly paid $1,602 and $2,375 on behalf of this officer. These amounts were added to the related party advances account.

Note Payable - The Company has a note payable to an entity related to a shareholder of the Company (see note 3 – “Note payable Related Party”).

Management Compensation - For the year ended June 30, 2008 and 2007, the Company accrued $5,000 a month in compensation to the officer/director of the Company.  These amounts were first netted against the advances to related party ($60,000 in 2007 and $35,000 in 2008) and $25,000 in 2008 was attributed to accounts payable related party.

Office Space- The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations.  The Company has an accumulated deficit of $686,681, and a working capital deficit of $2,253,177 as of June 30, 2008. These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                                                                                 32

COZUMEL CORPORATION

(A Development Stage Company)

UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                                       ASSETS

                                                                                                        September 30,         June 30,

                                                                                                               2007                   2008

                                                                                                          (unaudited)           (audited)

ASSETS

      Cash and cash equivalents                                                               $      1,912         $           --

      Prepaid expenses                                                                                    4,150                 5,800

            Total current assets                                                                           6,062                 5,800

      Inventory                                                                                        1,922,910             2,045,438

      Other assets – advances to related parties                                               4,023                  3,134

      Total assets                                                                                    $1,932,994    $      2,054,372

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

    Accounts payable                                                                              $    24,721         $    13,183

    Cash overdraft                                                                                               --                   141

    Advances - related party                                                                         94,534               79,534

    Convertible - note payable – related party                                             2,177,260           2,166,260

             Total current liabilities                                                                 2,296,515           2,259,117

Total liabilities                                                                                         2,296,515           2,259,117

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock, $.001 par value; 1,000,000 shares

   authorized; no shares issued and outstanding                                                     --                      --

 Common stock, $.001 par value; 20,000,000 shares

   authorized; 1,000,000 shares issued and outstanding                                      1,000                 1,000

 Additional paid in capital                                                                           524,387             480,935

Deficit accumulated during the

   development stage                                                                                (888,907)           (686,681)

Total stockholders’ equity (deficit)                                                            (363,520)           (204,746)

Total liabilities and stockholders’ equity (deficit)                                      $ 1,932,994         $ 2,054,372

The accompanying notes are an integral part of these unaudited condensed financial statements.

COZUMEL CORPORATION

(A Development Stage Company)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                         FOR THE THREE                    INCEPTION

                                                                                                          MONTHS ENDED                (April 20, 1994)

                                                                                                           September 30,                               TO

                                                                                         2008                                            2007                         September 30, 2008

REVENUE                                                              $                     --        $                       --                    $                                 --

OPERATING EXPENSES:

    General and administrative                                          158,775                         16,770                                             296,162

Operating loss                                                                (158,775)                      (16,770)                                          (296,162)

OTHER INCOME (EXPENSE)

  Gain on sale of

     available-for-sale securities                                                  --                                 --                                               21,882

  Dividend income                                                                       --                                 --                                                 8,019

  Interest expense – related party                                  (43,452)                      (42,729)                                          (492,607)

 Total other income (expense)                                       (43,452)                     (42,729)                                          (462,706)

LOSS BEFORE

   INCOME TAXES                                                        (202,227)                      (59,499)                                          (888,868)

CURRENT TAX EXPENSE                                                       --                                 --                                                      39

NET LOSS                                                             $        (202,227)        $            (59,499)                    $                    (888,907)

BASIC LOSS

   PER COMMON SHARE                                  $                (.20)        $                  (.06)

WEIGHTED AVERAGE NUMBER

  OF COMMON SHARES                                   $        1,000,000        $          1,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

COZUMEL CORPORATION AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the unaudited three months ended September 30, 2008

BALANCE, June 30, 2008	-	$ -	1,000,000	$ 1,000	$ 480,935	$ -	$ (686,681)	$ (204.746)
	__________	__________	___________	__________	__________	__________	__________	__________
Contribution to Capital	-	-	-	-	43,452	-	-	43,452
Net loss	-	-	-	-	-	-	(202,227)	(202,227)
	__________	__________	___________	__________	__________	__________	__________	__________
BALANCE, September 30, 2008	-	$ -	1,000,000	$ 1,000	$ 524,387	$ -	$ (888,907)	$ (363,520)
	_________	_________	__________	_________	_________	_________	_________	_________

COZUMEL CORPORATION

(A Development Stage Company)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                                                                               CUMULATIVE

                                                                                                                           FOR THE THREE                      FROM INCEPTION

                                                                                                                            MONTHS ENDED                          (April 20, 1994)

                                                                                                                              September 30,                                        TO

                                                                                                                  2008                                              2007                            September 30, 2008

Cash Flows from Operating Activities:

  Net loss                                                                                $       (202,227)         $                 (59,499)                                $                  (888,907)

  Adjustments to reconcile net loss to net cash used by

      operating activities:

   Gain on sale of  available-for-sale securities                                   --                                        --                                                        (21,882)

    Changes in assets and liabilities:

    Increase (decrease) in:

       Accounts payable                                                                   11,538                                        --                                                         24,721

        Cash overdraft                                                                            (141)                                       --                                                              --

     (Increase) decrease in:

       Prepaid expenses                                                                       1,650                                  1,650                                                        (4,150)

       Inventory                                                                                122,529                                (4,945)                                                  1,922,910

       Advances to related party                                                        (890)                               15,000                                                          4,023

               Net cash used by

               operating activities                                                       (67,541)                            (47,794)                                                  (2,817,151)

Cash Flows from Investing Activities:

  Purchase of available-for-sale securities                                          --                                       --                                                     (202,139)

  Cash provided by sale of

      available-for-sale securities                                                            --                                       --                                                       225,785

  Forgiveness of Interest Related Party                                     43,542                                42,729                                                       522,608

      Net cash used by

      investing activities                                                                 43,542                                42,729                                                       546,254

Cash Flows from Financing Activities:

   Advances from related party                                                   15,000                                       --                                                        152,574

   Repayment of related party advances                                            --                                       --                                                         (58,040)

   Proceeds from convertible note payable - related party      11,000                                6,785                                                      2,177,260

   Proceeds from sale of common stock                                              --                                      --                                                            1,015

  Net cash provided used by

     financing activities                                                                   26,000                                6,785                                                     2,272,809

Net increase (decrease) in cash                                                   1,912                                1,719                                                            1,912

Cash balance at beginning of period                                                 --                                 1,199                                                                    -

Cash at end of period                                                     $               1,912               $               2,918                      $                                     1,912

Supplemental Disclosure of Cash Flow Information:

    Cash paid during the period for:

     Interest                                                                        $                    --                 $                     --                      $                                             --

     Income taxes                                                              $                    --                  $                     --                      $                                             --

Supplemental Schedule of Non-cash Investing

 and Financing Activities:

   Forgiveness of Debt                                                   $             43,452                  $             42,729                    $                                  522,608

The accompanying notes are an integral part of these unaudited condensed financial statements.

                                                                                            36

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of September 30, 2008 and results of operations and cash flows for the three months ended September 30, 2008 and 2007, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2008.  The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the results of operations to be expected for the full fiscal year.

Reclassifications - Certain amounts in prior year financial statements have been reclassified for comparative purposes to conform with presentation in the current year financial statements.

NOTE 2 - CONVERTIBLE NOTE PAYABLE - RELATED PARTY

In May 2004, the Company issued an 8% convertible note for $150,000 to an entity related to a shareholder of the Company. The conversion price for the Debentures in effect on any Conversion Date shall be the lesser of (a)  $0.01 (the “Fixed Conversion Price”) and (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the forty (40) Trading Days immediately preceding the Conversion Date (the “Floating Conversion Price”); provided, however, that the aggregate maximum number of shares of Common Stock that the First Debenture and Second Debenture may be converted into shall be Three Million (3,000,000) shares (the “Maximum Conversion”); and further provided, however, that upon the Maximum Conversion, the Company may, at its option (a) increase the Maximum Conversion or  redeem the unconverted amount of the Debentures in whole or in part at one hundred twenty five percent (125%) of the unconverted amount of such Debentures being redeemed plus accrued interest thereon. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTCBB (or such other exchange, market, or other system that the Common Stock is then traded on), as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

The note matured on December 31, 2005 and is now due on demand.  During the three months ended September 30, 2008 and 2007 interest expense was $43,542 and $42,729, respectively.  The related party has forgiven the accrued interest as incurred.  Due to the related party nature of the forgiveness, the Company accounted for it as a capital contribution.The Company has determined the convertible debentures to not have a beneficial conversion feature; therefore, no beneficial conversion feature has been recorded as of September 30, 2007.

NOTE 3 - INCOME TAXES

At September 30, 2008, the Company has net operating loss carryforwards of approximately $888,907 available to offset future taxable income and expiring beginning in 2009 through 2028.

NOTE 4 - RELATED PARTY TRANSACTIONS

Advances - During the quarter ended September 30, 2008, the officer/shareholder advanced $15,000, consisting of salary accruals of $15,000 per month.  At September 30, 2008, the Company owed the shareholder $94,534.  The shareholder owned the Company $4.029.  No interest is being accrued on the advances.

Note Payable - The Company has a note payable to an entity related to an officer/shareholder of the Company [see note 2].

                                                                                             37

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses of approximately $888,907 since its inception and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock or through a possible acquisition with another company.  There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 6 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In September 2007, the FASB issued Statement No. 157, "Fair Value Measurements" (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of FAS 157 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 157 will have on our financial statements.

In September 2007, the FASB issued Statement No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (FAS 158). FAS 158 requires that employers recognize the funded status of their defined benefit pension and other postretirement plans on the balance sheet and recognize as a component of other comprehensive income, net of tax, the plan-related gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost. We will prospectively adopt FAS 158 on April 30, 2007.

In September 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51 (“SFAS 160”).  SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders’ equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction.  Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to remeasure any ownership interest retained at fair value on that date.  This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS 160 is effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which are required to be applied retrospectively.  Early adoption is not permitted.

                                                                                            38

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In December 2007, the FASB issued Financial Accounting Standard No. 141(R), “Business Combinations,” or FAS 141(R). FAS 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. FAS 141(R) applies to all transactions or other events in which the reporting entity obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. FAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating the effect FAS 141(R) may have on our consolidated financial statements in future periods.

        No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Cozumel Corporation.  This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                           TABLE OF CONTENTS           Page

                                                                                                                   39

    COZUMEL CORPORATION

                     100,000 SHARES

                       PROSPECTUS

                    December  __, 2008

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                      COZUMEL CORPORATION

                                                                                         PART II

Item 24.       Indemnification of Directors and Officers.

                     Cozumel Corporation has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law.  Under New Millennium Product's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Cozumel Corporation or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Cozumel Corporation or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Cozumel Corporation or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

                     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Cozumel Corporation where indemnification will be required or permitted.  Cozumel Corporation is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.            Other Expenses of Issuance and Distribution. (all to be paid by Cozumel Corporation)

                          Filing fee under the Securities Act of 1933(1)                        $                   100.00

                          Printing and engraving(1)                                                          $                   300.00

                          Legal Fees                                                                                   $                   500.00

                          Auditing Fees(1)                                                                          $                1,000.00

                          Miscellaneous(1)                                                                         $                   100.00

                          TOTAL                                                                                        $                2,000.00

(1)           Estimates

                                                                                                                         40

Item 26.  Recent Sales of Unregistered Securities.

                  Cozumel Corporation issued 100,000 shares at a price of $.10 per share to the JK Advisers Hedge Fund, LLC in May 2008. The investment fund’s adviser, JK Advisers LLC, is controlled by our legal counsel but such counsel does not have any economic interest in these shares, and upon effectiveness of the registration statement, such shares will be distributed to the members of the fund indicated under the caption “Selling Shareholders” at which time JK Advisers LLC will cease to have control over those shares.  No underwriter was involved in the sale of the shares. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering under Section 4(6) as an offering only to accredited investors.

.

Item 27.  Exhibits and Financial Schedules

3.             Certificate of Incorporation and Bylaws

                3.1.          Articles of Incorporation(1)

                3.3           Bylaws(1)

5.             Opinion of Hand & Hand as to legality of securities being registered.(3)

Material Contracts

      10.1 Convertible Debenture. (2)

21.           Subsidiaries of the registrant – Cozumel Yacht Brokers, Inc. is a Florida corporation.

23.           Consents of Experts and Counsel

                23.1         Consent of The Blackwing Group LLC(3).

                23.2         Consent of Hand & Hand included in Exhibit 5 hereto

                All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

                (b) Financial Statement Schedules

                All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)                 Filed with Company’s original Registration Statement on Form 10-SB and incorporated by reference therein.

(2)                 Filed with our Annual Report on Form 10-KSB for the year ended June 30, 2005  and incorporated by reference therein.

(3)                 Filed herewith.

Item 28.        Undertakings.

                      (a)    The undersigned registrant hereby undertakes:

                               (1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                                        (i)     Include any prospectus required by Section 10(a)(3) of the Securities Act;

                                       (ii)    Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant toRule 424(b)(Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                                (iii)          Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                (2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                                (3)           File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(5) (ii) For the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                (h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                (6)           The undersigned registrant hereby undertakes that it will:

                                (1)           For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                                (2)           For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                                                   SIGNATURES

                In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this egistration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on December 31, 2008.

                                                                                                COZUMEL CORPORATION

                                                                                                 By:    /s/ Jehu . Hand

          Jehu  Hand, President (principal executive officer)

         and Chief Financial Officer

                In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 31, 2008.

By:/s/ Jehu Hand                                                                                  President and Chief Financial Officer Jehu Hand                                        (principal executive, financial and                                                                                       accounting officer)